Exhibit 10.2

SCHEDULE OF BASE ANNUAL SALARIES FOR EXECUTIVE OFFICERS

Name	Base Salary

Alan I. Kirshner	$650,000
Steven A. Markel	600,000
Anthony F. Markel	150,000
F. Michael Crowley	550,000
Thomas S. Gayner	550,000
Richard R. Whitt, III	550,000
Gerard Albanese, Jr.	450,000
Britton L. Glisson	365,000
Anne G. Waleski	325,000